Exhibit 1.1

7,377,050 Shares *

IRIDIUM COMMUNICATIONS INC.

Common Stock

UNDERWRITING AGREEMENT

May 8, 2014

Raymond James & Associates, Inc.

As Representative of the Several Underwriters

listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Iridium Communications Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 7,377,050 shares of its Common Stock, par value $0.001 per share (the “Common Stock”). The aggregate of 7,377,050 shares of its Common Stock to be purchased from the Company are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,106,558 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity are referred to in this Agreement as the “Representative.”

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (File No. 333-194869), including a form of base prospectus included therein (the “Base Prospectus”), relating

*	Plus an additional 1,106,558 shares subject to Underwriters’ over-allotment option.

to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it became effective, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Act, is referred to in this Agreement as the “Registration Statement.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-194869) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The preliminary prospectus supplement dated May 5, 2014 describing the Common Stock and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Common Stock and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Common Stock and the offering of the Shares (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, the information identified in Schedule III hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell an aggregate of 7,377,050 Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $5.795 per Share (the “purchase price per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Final Prospectus Supplement to purchase from the Company up to 1,106,558 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Final Prospectus Supplement, but no more than once.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York at 10:00 a.m., New York time, on May 14, 2014 or such other place, time and date not later than 1:30 p.m., New York time, on May 16, 2014 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at 10:00 a.m., New York time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between the Representative and the Company.

Delivery of the Firm Shares and any Additional Shares to be purchased hereunder shall be made to the Representative on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of Federal (same-day) funds to an account specified to the Representative in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. The Company shall deliver the Firm Shares and any Additional Shares through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements of the Company.

The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its reasonable best efforts to (i) cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing when the Registration Statement has become effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any supplement to any Preliminary Prospectus, the Time of Sale Information or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) prepare the Final Prospectus Supplement in a form approved by the Representative (which approval shall not be unreasonably withheld) containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B or 430C under the Act and to file such Final Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required under the Act; (iii) advise the Representative promptly after it receives notice thereof of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) advise the Representative promptly after it receives notice thereof of the issuance by the Commission of any stop or other order preventing the use of or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes, (v) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative (which approval shall not be unreasonably withheld) and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee and (vi) within the period of time referred to in Section 5(h) hereof, to notify the Underwriters of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus (as then amended or supplemented) untrue in any material respect or of any event that has occurred as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus (as then amended or supplemented) in order to make the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or if for any other reason it shall be necessary to amend or supplement the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus (as then amended or supplemented) in order to comply with applicable laws, rules or regulations and (subject to Section 5(c) hereof) forthwith amend or supplement such Registration Statement, Preliminary Prospectus, Time of Sale Information, Prospectus or Issuer Free Writing Prospectus at its own expense so that, as so amended or supplemented, such Registration Statement, Preliminary Prospectus, Time of Sale Information, Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made)and will comply with all applicable laws, rules or regulations. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will, without charge, provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request.

(b) The Company will, without charge, provide to the Underwriters and to counsel to the Underwriters as many copies of each of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, as any Underwriter or its counsel may reasonably request.

(c) The Company will not amend or supplement the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto of which you shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which you shall not have given your consent (which consent shall not be unreasonably withheld), other than by filing documents under the Exchange Act that are incorporated by reference therein, without your consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Underwriters or counsel to the Underwriters, file with the Commission any amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus that may be reasonably necessary or advisable in connection with the underwriting of the Shares by the Underwriters.

(d) The Company will, without charge, furnish a copy of any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission (which consent shall not be unreasonably withheld).

(e) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent (which consent shall not be unreasonably withheld).

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus, Time of Sale Information or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(g) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith notify the Representative and prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(j) The Company will cooperate with the Underwriters and counsel for the Underwriters in arranging for the qualification or exemption of the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Shares by the Underwriters; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(k) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l) The Company will apply the net proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(m) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company shall not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than: (i) the Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights; (ii) shares of the Company’s 6.75% series B cumulative perpetual convertible preferred stock (the “Series B Preferred Stock”) pursuant to that certain underwriting agreement of even date herewith, and any shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock; (iii) Common Stock issued upon conversion of the Company’s 7.00% cumulative perpetual convertible preferred stock (the “Series A Preferred Stock”)); (iv) Common Stock issued upon the exercise of the Company’s $11.50 Warrants; (v) shares of Common Stock issued under that certain stock purchase agreement, dated as of May 2, 2014, by and among the Company and Baron Growth Fund, ING Baron Growth Portfolio and LVIP Baron Growth Opportunities Fund; (vi) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Closing Date; and (vii) the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (a) as a bona fide gift to an immediate family member of the executive officer or director or to a trust formed for the benefit of an immediate family member, (b) by will or intestate succession, (c) as a bona fide gift to a charity or educational institution, (d) to us to cover tax withholding obligations, and (e) under Rule 10b5-1 trading plans entered into prior to the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates and Deutsche Bank Securities Inc. on behalf of the Underwriters and the underwriters of the Series B Preferred Stock, and to cause each executive officer and director of the Company set forth on Schedule IV hereto to furnish to Raymond James & Associates and Deutsche Bank Securities Inc., prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Raymond James & Associates and Deutsche Bank Securities Inc., on behalf of the Underwriters and the underwriters of the Series B Preferred Stock, waive such extension in writing.

(n) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any quarterly period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(o) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(p) The Company will not at any time, directly or indirectly, take any action prohibited by Regulation M under the Exchange Act, in connection with the sale or resale of the Shares contemplated hereby or for any other purpose.

(q) The Company will permit the Shares to be eligible for clearance and settlement through The Depository Trust Company.

(r) The Company will timely file with the NASDAQ Stock Market, LLC (the “NASDAQ”) all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ and will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NASDAQ and to maintain the listing of the Shares on the NASDAQ.

(s) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(t) Prior to the Closing Date and the Additional Closing Date, if applicable, the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock (other than the Shares purchased through the Underwriters), or any security convertible into Common Stock, or attempt to induce any person to make any such purchase; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock or any security convertible into Common Stock.

(u) The Company will do and perform all things required to be done and performed by it under this Agreement prior to or after the Closing Date and the Additional Closing Date, if applicable, and will use its reasonable best efforts to satisfy all conditions on its part to the obligations of the Underwriters to purchase and accept delivery of the Shares.

6. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. The Registration Statement has become effective under the Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) under the Common Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform when filed with the Commission, to the requirements of the Act in all material respects. The most recent Preliminary Prospectus Supplement (when taken together with the Base Prospectus) conformed, and the Final Prospectus Supplement (when taken together with the Base Prospectus) will conform when filed with the Commission, pursuant to Rule 424(b) in all material respects.

(c) The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to the Specified Information (as defined in Section 13 hereof) contained in or omitted from the Registration Statement furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(d) Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Each such Incorporated Document, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Prospectus as of the date of the Final Prospectus Supplement did not, and at the Closing Date and at any Additional Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to the Specified Information contained in or omitted from the Prospectus furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f) The Time of Sale Information does not, and will not at any time of sale of the Shares, at the Closing Date and at any Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to the Specified Information contained in or omitted from the Time of Sale Information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information at the time of sale of the Shares, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, an “Issuer Written Communication”) without the prior consent of the Representative; and any such Issuer Written Communication the use of which has been previously consented to by the Representative is set forth substantially in the form and substance as attached hereto on Schedule II. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act.

(i) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) considerations of public policy and (v) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.

(j) Each of the Company and its subsidiaries is a corporation or limited liability company duly organized and validly existing as a corporation or a limited liability company, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the state of its organization with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have a material adverse effect on the financial condition, business, properties, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) The issued interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any security interests, liens, encumbrances or claims, except for such interests, liens, encumbrances or claims that have been disclosed in the Time of Sale Information and the Prospectus or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than those listed on Exhibit A hereto, the Company has no “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act, and any subsidiaries of the Company not listed on Exhibit A hereto, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(l) The issuance of the Shares to be sold to the Underwriters by the Company hereunder has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and non-assessable, free and clear of any preemptive or similar rights and will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto). The issued and outstanding shares of capital stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries, except any such rights as have been waived in writing. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened against the Company that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Company’s knowledge, threatened, against the Company, which might individually or in the aggregate prevent or materially adversely affect the transactions contemplated by this Agreement or would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(o) There are no material agreements, contracts, indentures, leases or other instruments to which the Company or any of its subsidiaries are a party that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All material contracts of the Company or any subsidiary filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights, (v) considerations of public policy and (vi) by federal or state securities laws with respect to the provisions regarding indemnity and contribution hereunder.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate or articles of incorporation or formation, bylaws or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, as applicable, the violation of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (ii) in default in any respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default, in each of clauses (A) and (B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts known to the Company that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such Existing Instruments or that, with notice or lapse of time or both, would constitute such an event of default, except for any such event of default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NASDAQ, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any Existing Instrument, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or issuances under its equity incentive plan, neither the Company nor any of its subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any capital stock or any warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the consummation of the transactions contemplated hereby.

(s) The financial statements of the Company, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and derived or derivable from the Company’s financial statements included therein is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements (historical or pro forma) or schedules are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (ii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, and (iii) there has not been any material adverse change, or any development involving the Company or any of its subsidiaries that may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Ernst & Young LLP, the certified public accountant who has certified the Company’s financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is an independent public accountant, as required by the Act and the Exchange Act.

(v) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, nor, to the Company’s knowledge, has any director, officer, agent, employee or affiliate of the Company or any subsidiary taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(w) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all tax returns required to be filed by the Company and each of its subsidiaries have been timely filed (or requests for timely extensions thereof have been made) and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto (to the extent that any of the foregoing is due and payable), except for any such assessment that is currently being contested in good faith or where such non-payment would not reasonably be expected to have a Material Adverse Effect.

(x) There are no transactions between the Company and its “affiliates” (as defined in Rule 405 promulgated under the Act) or between the Company and any officer, director or security holder of the Company (whether or not an affiliate) that were required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus and were not disclosed. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required by the rules and regulations under the Act or the Exchange Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus or a document incorporated by reference therein and which has not been so described.

(y) Each of the Company and its subsidiaries has good and valid title to all material property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or would not reasonably be expected to result in a Material Adverse Effect.

(z) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except as described in the Time of Sale Information and the Prospectus: (i) each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus; and (ii) each of the Company and its subsidiaries has operated and is operating its business in compliance with and not in violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus.

(aa) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company and its subsidiaries are (i) in compliance with any and all federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(cc) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, trade secret and other similar rights (collectively, the “Company Intellectual Property”) necessary to the Company’s and its subsidiaries’ conduct of all or any material part of their businesses, except for such Company Intellectual Property the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Company Intellectual Property except, in each case, as has been disclosed in the Time of Sale Information and the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no claim pending against the Company or its subsidiaries based upon any Company Intellectual Property and to its knowledge, neither the Company nor any of its subsidiaries have received written notice or otherwise become aware that any Company Intellectual Property that they use or have used in the conduct of their businesses infringes upon or conflicts with the rights of any third party, except for any claim, infringement or conflict that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Except as has been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(ee) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries and any “employee benefit plan” (as defined in ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the “employee benefit plan” satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to result in the revocation of such letter or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable laws.

(ff) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or described in the Time of Sale Information and the Prospectus, (i) the authorizations, licenses and permits issued by the U.S. Federal Communications Commission (the “FCC”) and the International Telecommunication Union (“ITU”), and any equivalent authority in each other jurisdiction in which the Company operates, issued to the Company and its subsidiaries or, in some non-U.S. jurisdictions, held by a reseller of the Company’s services (collectively, the “Communications Licenses”) are in full force and effect and constitute the only material authorizations, licenses and permits required or necessary for the Company and its subsidiaries to operate a mobile satellite system, (ii) to the Company’s knowledge, (a) no adverse judgment, decree, or order of the FCC or any equivalent authority in each jurisdiction in which the Company operates has been issued against the Company or its subsidiaries, or its resellers, as the case may be, and (b) no litigation, proceeding, inquiry or investigation, except for proceedings of general applicability to the industry, has been commenced or threatened against the Company or its subsidiaries, or its resellers, as the case may be, before or by the FCC or any equivalent authority in each other jurisdiction in which the Company operates, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a material penalty or fine by any domestic or foreign regulatory authority.

(gg) The execution, delivery and performance by the Company of this Agreement does not and will not violate the Communications Act of 1934, as amended, or the rules, regulations written policies and orders promulgated thereunder by the FCC.

(hh) Neither the Company or any subsidiary nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “Patriot Act”), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(kk) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has violated the Arms Export Control Act, the International Traffic in Arms Regulations and the Export Administration Regulations and each of the Company and its subsidiaries have obtained all of the specific authorizations required under the U.S. Department of State’s Directorate of Defense Trade Controls in order to fulfill their respective obligations with non-U.S. entities, except for violations or failures to have obtained authorizations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act” ), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(mm) The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Time of Sale Information and the Prospectus; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(nn) The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Shares pursuant to the Registration Statement, the Time of Sale Information and the Prospectus, and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock used pursuant to the conversion of the Series A Preferred Stock or issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(oo) There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Act or the rules and regulations to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to any document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof, except to the extent enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(pp) The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ under the symbol “IRDM”, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ for maintenance of inclusion of the Common Stock (including the Shares) thereon.

(qq) The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations of the Commission and the NASDAQ promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(rr) Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(ss) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2004, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(tt) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(uu) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(vv) No forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Time of Sale Information or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(ww) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(xx) The Company has procured Lock-Up Agreements, in the form of Exhibit B hereto, from each executive officer and director of the Company set forth on Schedule IV hereto.

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(j) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with including the Common Stock on the NASDAQ; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration

Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost). Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 12(c) hereof, the Company agrees to reimburse the Underwriters as provided in Section 12(c) hereof.

8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the Specified Information furnished to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person within a reasonable period of time or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to the Specified Information furnished by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, officers, employees and agents or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, officers, employees and agents and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, any indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified party or any person who controls the indemnified party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all indemnified parties and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors, officers, employees and agents or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors, officers, employees and agents or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) The Registration Statement has become effective under the Act and all filings required by Rules 424(b), 430A, 430B, 430C and 462 under the Act shall have been timely made. The Rule 462(b) Registration Statement, if any, any Preliminary Prospectus, each free writing prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Act), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission

(b) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), (i) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties shall have been instituted or threatened that had or could reasonably be expected to have a Material Adverse Effect, (v) there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company or any subsidiary, not disclosed in Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) that is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated by the Time of Sale Information and the Prospectus and (vi) there shall not have occurred any event or development relating to or involving the Company or any subsidiary, or any of their respective officers or directors that makes any material statement made in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) untrue or that, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, unless such addition or change has been made by the Company in an amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion and a negative assurance letter from Cooley LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representative.

(d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion and a negative assurance letter of Milbank, Tweed, Hadley & McCloy LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) You shall have received (i) letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Ernst & Young LLP, independent certified public accountants, and (ii) certificates from the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

(f) (i) No stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement, if any, or preventing the use of the Preliminary Prospectus, the Time of Sale Information, the Prospectus, any Issuer Free Writing Prospectus, or any part thereof shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or preventing the use of the Preliminary Prospectus, the Time of Sale Information, the Prospectus, any Issuer Free Writing Prospectus, or any part thereof or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in Sections 9(a), 9(b) and 9(i) hereof.

(g) The Company shall have provided to you evidence of the approval of NASDAQ, subject to notice of issuance, to list the Shares on the NASDAQ.

(h) The Company shall not have failed at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(i) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j) At or prior to the Closing Date, you shall have received from each of the Company’s executive officers and directors listed on Schedule IV hereto an executed Lock-Up Agreement in substantially the form of Exhibit B hereto.

(k) None of the issuance and sale of the Shares pursuant to this Agreement or any of the transactions contemplated by this Agreement shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Underwriters relating to the issuance of the Shares or the Underwriters’ activities in connection therewith or any other transactions contemplated by this Agreement.

(l) This Agreement and each other agreement or instrument executed in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and shall have been executed and delivered by all the respective parties thereto (other than the Underwriters) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(m) All proceedings taken in connection with the issuance of the Shares and the transactions contemplated by this Agreement, including the authorization of the Registration Statement, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus and all documents and papers relating thereto shall be reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(n) The Credit Facility (as defined in the Preliminary Prospectus) shall have been in full force and effect, subject only to satisfaction of the requirement to raise at least $217.5 million through the sale of equity securities by July 31, 2014, with net proceeds of at least $200.0 million, and shall permit the consummation of the transactions contemplated by this Agreement and the concurrent offering of the Series B Preferred Stock.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions herein above provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 hereof shall at all times be effective.

11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12. Termination of Agreement. (a) This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company in the event that (x) the Company has failed, refused or been unable to satisfy all conditions and obligations on its part to be performed or satisfied hereunder on or prior to the Closing Date or (y) if prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be: (i) any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general, (ii) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NASDAQ, or trading in securities generally on the New York Stock Exchange (“NYSE), the NYSE MKT, or the NASDAQ shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the NYSE MKT, or the NASDAQ or by order of the Commission or other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Information and the Prospectus.

(b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 16 hereof.

(c) If this Agreement shall be terminated, or if the sale of the Shares provided for herein is not consummated, because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and the expenses of their counsel), incurred by the Underwriters in connection herewith.

13. Information Furnished by the Underwriters. The Company acknowledges that the ninth, tenth, eleventh, twelfth and nineteenth paragraphs under the caption “Underwriting” in any Preliminary Prospectus (the “Specified Information”) constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6 and 8 hereof.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company:

Iridium Communications Inc.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

Attention: General Counsel

Fax: (703) 287-7425

with a copy to:

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190-5656

Attention: Brent Siler

Fax: (703) 456-8100

(ii)	to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

Fax: (727) 567-8247

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attention: Brett Nadritch

Fax: (212) 822-5301

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

15. APPLICABLE LAW; COUNTERPARTS. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16. Survival. The respective representations, warranties, agreements, covenants, and indemnities of the Company, and the Underwriters set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares, and shall, subject to Section 17 hereof, be binding upon and shall, subject to Section 17 hereof, inure to the benefit of, any successors, permitted assigns, heirs, legal representatives of the Company, the Underwriters and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, and indemnities set forth in Sections 7, 8, 12 and 16 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

17. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 hereof shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 hereof shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor or an assign because of such purchase. Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

18. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

19. Research Analyst Independence. The Company acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

IRIDIUM COMMUNICATIONS INC.

By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer & Chief Administrative Officer

[Signature page to Common Stock Underwriting Agreement]

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Justin Cadman
	Name:	Justin Cadman
	Title:	Vice President

[Signature page to Common Stock Underwriting Agreement]

SCHEDULE I

Name	Number Firm Shares
Raymond James & Associates, Inc.	4,426,230
Deutsche Bank Securities Inc.	1,475,410
William Blair & Company, L.L.C.	1,475,410

Total:	7,377,050

SCHEDULE II

Issuer Free Writing Prospectus

None

SCHEDULE III

IRIDIUM COMMUNICATIONS INC.

Pricing Term Sheet

Concurrent Offerings of

7,377,050 Shares of Common Stock

(the “Common Stock Offering”)

and

500,000 Shares of 6.75% Series B Cumulative Perpetual Convertible Preferred Stock

(the “Series B Preferred Stock Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Series B Preferred Stock Offering and should be read together with (i) the preliminary prospectus supplement dated May 5, 2014 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), the accompanying prospectus dated April 11, 2014 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Common Stock Offering) and (ii) the preliminary prospectus supplement dated May 5, 2014 relating to the Series B Preferred Stock Offering (the “Series B Preferred Stock Preliminary Prospectus Supplement”), the accompanying prospectus dated April 11, 2014 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Series B Preferred Stock Offering), of Iridium Communications Inc. (“Iridium” or the “Company”). Neither the Common Stock Offering nor the Series B Preferred Stock Offering is contingent on the completion of the other offering. Certain capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Series B Preferred Stock Preliminary Prospectus Supplement, as applicable.

Based on the terms of the offerings described below, and pursuant to the terms of a stock purchase agreement (the “Stock Purchase Agreement”) dated May 2, 2014 between the Company and Baron Growth Fund, VY Baron Growth Portfolio and LVIP Baron Growth Opportunities (together, “Baron”), the Company will be obligated to deliver to Baron, on or prior to August 10, 2014, up to approximately 504,413 shares of its common stock, par value $0.001 per share (the “Common Stock”), as determined in accordance with the formula set forth in the Stock Purchase Agreement and subject to the terms of the Stock Purchase Agreement.

Issuer:	Iridium Communications Inc.

Trade Date:	May 9, 2014

Settlement Date:	May 14, 2014

Funding Plan:	We estimate the aggregate costs associated with the design, build and launch of Iridium NEXT and related infrastructure upgrades through 2017 to be approximately

$3 billion. Our funding plan for these costs includes the substantial majority of the funds available under our $1.8 billion loan facility, or the Credit Facility, together with cash and marketable securities on hand, internally generated cash flows, including potential cash flows from hosted payloads and Iridium PRIMESM, and the proceeds from these offerings. We currently use the credit facility to pay 85% of each invoice we receive from Thales under their contract for the development and construction of our Iridium NEXT satellites, with the remaining 15% funded from cash on hand. We also utilize the Credit Facility to fund a portion of the interest under the Credit Facility and COFACE insurance premiums. Once the Credit Facility is fully drawn, we expect to pay 100% of each invoice we receive from Thales and all interest on the Credit Facility from cash and marketable securities on hand, internally generated cash flows, including potential cash flows from hosted payloads and Iridium PRIME, and with the proceeds from these offerings.

Common Stock Offering

Title of Securities:	Common stock, par value $0.001 per share (the “common stock”), of the Company

Ticker Symbol (Exchange):	IRDM (NASDAQ Global Select Market)

Securities Offered:	7,377,050 shares

Underwriters’ Option to Purchase Additional Shares of Common Stock:	Up to an additional 1,106,558 shares that the underwriters for the Common Stock Offering have the option to purchase

Last Reported Sale Price of Common Stock on May 8, 2014:	$6.13 per share

Public Offering Price:	$6.10 per share

Net Proceeds:	Approximately $42,525,000 (or approximately $48,937,500 if the underwriters exercise their option to purchase additional shares of common stock in full), in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company

CUSIP / ISIN:	46269C102/US46269C1027

Joint Book-Running Managers:	Raymond James & Associates, Inc. Deutsche Bank Securities Inc. William Blair & Company, L.L.C.

Series B Preferred Stock Offering

Issuer:	Iridium Communications Inc.

Offering Type:	SEC Registered

Title of Securities:	6.75% Series B Cumulative Perpetual Convertible Preferred Stock (the “series B preferred stock”)

Securities Offered:	500,000

Term:	Perpetual

Liquidation Preference per Share:	$250

Dividend Rate (cumulative):	6.75% per annum (payable quarterly)

Net Proceeds:	Approximately $121,025,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company

Issue Price:	100% of liquidation preference

Reference Price:	$6.10 (Public Offering Price of equity)

Initial Conversion Rate:	33.4560 shares of Iridium common stock for each share of series B preferred stock (equivalent to an initial conversion price of approximately $7.47 per share)

Conversion Premium:	22.5% above the reference price

Conversion Right:	Holders may convert some or all of their outstanding shares of series B preferred stock at the initial conversion rate (subject to adjustment).

Company Conversion Option:	The Company may not convert the shares of series B preferred stock prior to May 15, 2019. On or after May 15, 2019, the Company may, at its option, convert some or all of the series B preferred stock into that number of shares of common stock that are issuable at the then-applicable conversion rate; provided that (i) the daily volume-weighted average price of Iridium’s common stock equals or exceeds 150% of the then-applicable conversion price per share of the series B preferred stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to the issuance of notice of the exercise of Iridium’s conversion option, and (ii) on or prior to the effective date of the conversion, Iridium has either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on the series B preferred stock.

Special Rights of Series B Preferred Stock upon a Fundamental Change:	In the event of a fundamental change, holders may convert some or all of their series B preferred stock into the greater of (i) a number of shares of common stock at the then-applicable conversion rate plus a make-whole premium, if any, and (ii) a number of shares of common stock equal to the lesser of (a) the liquidation preference divided by the Market Value (as defined in the Prospectus) of the common stock on the effective date of such fundamental change and (b) 81.9672 (subject to adjustment).

Fundamental Change Optional Redemption:	If a holder of series B preferred stock chooses not to exercise its special conversion right in connection with a fundamental change as described above, Iridium will have the option to redeem the series B preferred stock, in whole but not in part, within 90 days after the last day of the related fundamental change conversion period for cash at $250 per share, plus accrued and unpaid dividends (whether or not earned or declared) to, but not including, the redemption date.

Adjustment to Conversion Rate upon a Make-Whole Adjustment Event:

The following table sets forth the stock price paid, or deemed paid, per share of our common stock in a transaction that constitutes a fundamental change, the effective date and the make-whole premium (expressed as the number of additional shares of common stock that will be added to the conversion rate) to be paid upon a conversion in connection with the fundamental change:

Stock Price

Effective Date	$6.10	$8.00	$9.00	$10.00	$12.50	$15.00	$17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00

May 15, 2014	7.5276	7.3828	6.8387	5.8349	4.1605	3.1432	2.4644	1.9804	1.3371	0.9319	0.6577	0.4641	0.2217	0.0000

May 15, 2015	7.5276	6.8448	6.1837	5.2076	3.6259	2.7032	2.1056	1.6882	1.1406	0.7972	0.5637	0.3978	0.1883	0.0000

May 15, 2016	7.5276	6.2311	5.4324	4.4702	2.9774	2.1645	1.6653	1.3295	0.9000	0.6325	0.4492	0.3175	0.1487	0.0000

May 15, 2017	7.5276	5.6261	4.6424	3.6565	2.2268	1.5370	1.1584	0.9211	0.6301	0.4495	0.3236	0.2313	0.1091	0.0000

May 15, 2018	7.5276	4.9632	3.7020	2.6106	1.2065	0.7110	0.5142	0.4105	0.2871	0.2080	0.1516	0.1094	0.0513	0.0000
May 15, 2019 or thereafter	7.5276	4.6970	3.0873	1.5421	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•	between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	in excess of $60.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $6.10 per share (subject to adjustment), no additional shares will be issued upon conversion.

In any event, the maximum conversion rate will not exceed 40.9836.

Listing:	The Nasdaq Global Select Market under the symbol “IRDM.B”

Dividend Payment Dates:	March 15, June 15, September 15 and December 15, commencing September 15, 2014

Trade Date:	May 9, 2014

Settlement Date:	May 14, 2014

CUSIP/ISIN:	46269C 409/US46269C4096

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Raymond James & Associates, Inc.

Co-Managers	Canaccord Genuity Inc. SG Americas Securities, LLC

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Common Stock Preliminary Prospectus Supplement, in the case of the Common Stock Offering, and the Series B Preferred Stock Preliminary Prospectus Supplement, in the case of the Series B Preferred Stock Offering, and, in each case, the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer or any underwriter or dealer participating in the Common Stock Offering or the Series B Preferred Stock Offering will arrange to send you the prospectus and the applicable prospectus supplement if you request it by contacting: Deutsche Bank Securities Inc., by telephone at 1-800-503-4611 or by email at prospectus.CPDG@db.com or Raymond James & Associates, Inc., by telephone at 1-800-248-8863 or by email at prospectus@raymondjames.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV

Persons Subject to Lock-up

Officers and Directors

Matthew J. Desch

Thomas J. Fitzpatrick

Bryan J. Hartin

Thomas D. Hickey

Richard P. Nyren

Don L. Thoma

S. Scott Smith

Robert H. Niehaus

J. Darrel Barros

Thomas C. Canfield

Peter M. Dawkins

Alvin B. Krongard

Eric T. Olson

Steven B. Pfeiffer

Parker W. Rush

EXHIBIT A

Subsidiary	Jurisdiction of Incorporation
Iridium Blocker-B Inc.	Delaware

Syncom-Iridium Holdings Corp.	Delaware

Iridium Holdings LLC	Delaware

Iridium Satellite LLC	Delaware

Iridium Constellation LLC	Delaware

Iridium Government Services LLC	Delaware

Iridium Carrier Holdings LLC	Delaware

Iridium Carrier Services LLC	Delaware

Aireon LLC	Delaware

A-1

EXHIBIT B

Form of Lock-up Agreement

May     , 2014

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

RAYMOND JAMES & ASSOCIATES, INC.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the Several Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Re:	Iridium Communications Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to: (1) the Underwriting Agreement (the “Common Stock Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the representative of certain underwriters (the “Common Stock Underwriters”) to be named therein and (2) the Underwriting Agreement (the “Series B Preferred Stock Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc. and Deutsche Bank Securities Inc., the representatives of certain underwriters (the “Series B Preferred Stock Underwriters”) to be named therein. The Common Stock Underwriting Agreement and the Series B Preferred Stock Underwriting Agreement are collectively referred to in this letter as the “Underwriting Agreements,” the Common Stock Underwriters and the Series B Preferred Stock Underwriters are collectively referred to in this letter as the “Underwriters” and Raymond James & Associates, Inc. and Deutsche Bank Securities Inc. are collectively referred to in this letter as the “Representatives.” Upon the terms and subject to the conditions of the Underwriting Agreements, the Common Stock Underwriters intend to effect a public offering of Common Stock, par value $0.001 per share, of the Company and a public offering of 6.75% series B cumulative perpetual convertible preferred stock (each offering, an “Offering”). Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreements.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offerings.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreements, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition of (collectively, a “Disposition”) any Company Securities, or securities convertible into or exchangeable for Company Securities or sell or grant options, rights or warrants with respect to any shares of Company Securities or securities convertible into or exchangeable for Company Securities, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Underwriting Agreements, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Lock-Up Shares, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Company Securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Raymond James & Associates and Deutsche Bank Securities Inc. on behalf of the Underwriters and the underwriters of the Series B Preferred Stock, during the Lock-Up Period; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Raymond James & Associates and Deutsche Bank Securities Inc., on behalf of the Underwriters and the underwriters of the Series B Preferred Stock, waive such extension in writing. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, and subject to the conditions below, you have agreed that the foregoing restrictions shall not apply to Disposition of Company Securities:

(1)	as a bona fide gift to a charity or educational institution;

(2)	as a bona fide gift to an immediate family member of the undersigned or to a trust formed for the benefit of an immediate family member of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(3)	in the case of a natural person, the transfer of any or all of the Lock-Up Shares owned by the undersigned, either during his or her lifetime or on death, by will or intestate succession to a member of the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; or

(4)	in the case of a non-natural person, distributions of any or all of the Lock-Up Shares held by the undersigned to general or limited partners or stockholders or members of the undersigned;

provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee or trustee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Series B Preferred Stock or any security convertible into or exercisable or exchangeable for Common Stock or Series B Preferred Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock and Series B Preferred Stock except in compliance with the foregoing restrictions.

Furthermore, during the Lock-Up Period, the undersigned may sell shares of Common Stock and Series B Preferred Stock purchased by the undersigned on the open market following the Offerings if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing restrictions, the Representatives agree that the undersigned may establish a trading plan under Exchange Act Rule 10b5-1 during the Company’s next permitted insider trading window period pursuant to the Company’s insider trading policy; provided that (i) the trading plan terms specifically provide for sales transactions to commence only after the expiration of the Lock-up Period, and (ii) no public announcement is made of the establishment of such trading plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreements do not become effective prior to May 23, 2014, or if the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock and Series B Preferred Stock to be sold thereunder, the undersigned shall be released from, all obligations under this lock-up agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the sales pursuant to the Underwriting Agreements in reliance upon this lock-up agreement.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

B-4